UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2010

ENCORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 787-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On January 29, 2010, based upon the recommendation of the Compensation Committee of the Board of Directors of Encore Bancshares, Inc. (the “Company”), the Company entered into a new employment agreement with each of Messrs. J. Harold Williams, President and Chief Executive Officer of Linscomb & Williams, Inc., a subsidiary of the Company (“L&W”), and G. Walter Christopherson, Executive Vice President and Chief Operating Officer of L&W (each an “Executive” and collectively, the “Executives”), effective as of December 31, 2009. The amended and restated employment agreement dated September 1, 2005 between the Company and each Executive terminated pursuant to its terms on December 31, 2009. Mr. Williams also serves as an Executive Vice President of the Company and Mr. Christopherson also serves as a Director of the Company.

The agreements are for a term of five years beginning on December 31, 2009 and ending on December 31, 2014; provided, however that the initial term shall be automatically extended for successive one year periods unless the Executive or the Company gives prior written notice not to extend.

The new employment agreements, among other things, address certain compensation restrictions required under Section 111(b) of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”), as implemented by guidance or regulation thereunder applicable to the Company (collectively, the “CPP Requirements”) as a result of the Company’s participation in the Troubled Asset Relief Program’s Capital Purchase Program (“CPP”) of the U.S. Department of the Treasury (“Treasury”).

Pursuant to the agreements, Mr. Williams and Mr. Christopherson will receive an annual base salary of $350,000 and $325,000, respectively, which may be increased from time to time as determined by the Board of Directors of the Company or as set forth in the agreements. Subject to any limitations necessary to comply with Section 111 of EESA, the agreements also provide for each Executive’s participation in any and all savings, retirement, profit sharing, pension, equity incentive, stock option, employee stock ownership, supplemental executive retirement and other employee benefit plans, programs, arrangements and policies that are made available by the Company to its employees. Additionally, each Executive will be eligible for a bonus payment with respect to each calendar year the Executive does not qualify as a covered employee subject to the CPP Requirements. The Executive will be eligible to receive an annual bonus ranging from 0% to 112% of his base salary, with the amount of such bonus based on certain measures of the annual performance of L&W as set forth in a schedule attached to each employment agreement.

If the Executive’s employment is terminated by the Company as a result of disability, retirement, cause or resignation, the Company shall pay the Executive a lump sum amount equal to his full base salary and accrued vacation pay through the date of termination plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any plans have been earned or become payable.

If the Executive’s employment is terminated by the Company other than for cause and unrelated to a change in control or if the Executive terminates his employment for good reason unrelated to a change in control, the Company shall pay the Executive his full base salary and accrued vacation pay through the remainder of term of the employment agreement plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any plans have been earned or become payable. Additionally, the Company shall provide for the Executive’s continued participation in all life, medical, dental and prescription drug insurance plans, programs or arrangements until the expiration of the term of the agreement or until the Executive commences full-time employment with a new employer.

If the Company, within a period six months prior to or two years after the occurrence of a change in control, terminates the employment of the Executive other than for disability or cause, or if the Executive, within a period of two years after the occurrence of a change in control terminates his employment for good reason, then the Executive shall be entitled to receive: (i) a lump sum payment equal to the Executive’s full base salary and accrued vacation pay through the date of termination plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any plans have been earned or become payable, plus (ii) an amount equal to two (2) times the aggregate of the Executive’s annual base salary plus the average of all bonus, profit sharing, and other incentive payments made to the Executive during the two (2) calendar years preceding the change in control, plus (iii) comparable benefits equal in value to each life, health, accident or disability benefit immediately before the date of termination for a period terminating two years after the date of termination. Additionally, upon the occurrence of a change in control, the forfeiture restrictions shall lapse with respect to all outstanding shares of restricted stock awarded to the Executive pursuant to any stock incentive plans of the Company or L&W.

During the term of employment and for a period of twelve (12) months following each employment, each employment agreement prohibits the Executive from competing against the Company in certain locations in Texas and from soliciting any customers or employees of the Company, subject to certain limitations set forth in the employment agreement.

The foregoing summary of the material terms of the employment agreements is not complete and is qualified in its entirety by reference to the complete text of the employment agreements, copies of which are filed as Exhibits 10.1 and 10.2, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 8.01	Other Events.

Also on January 29, 2010, based upon the recommendation of the Compensation Committee of the Board of Directors of the Company, the Company entered into a new employment agreement with each of Messrs. George F. Williams, Executive Vice President of L&W, and Daniel

Linscomb, Vice Chairman of L&W, and Ms. Heidi L. Davis, Executive Vice President of L&W (collectively, the “L&W Officers”), effective as of December 31, 2009. The amended and restated employment agreement dated September 1, 2005 between the Company and each of the L&W Officers terminated pursuant to its terms on December 31, 2009. The agreements are for a term of five years beginning on December 31, 2009 and ending on December 31, 2014; provided, however that the initial term shall be automatically extended for successive one year periods unless the L&W Officer or the Company gives prior written notice not to extend. The agreements contain provisions with respect to termination and change in control similar to the provisions described above with respect to the agreements with each Executive.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Employment Agreement effective December 31, 2009, by and between Encore Bancshares, Inc. and J. Harold Williams.

10.2	Employment Agreement effective December 31, 2009, by and between Encore Bancshares, Inc. and G. Walter Christopherson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BANCSHARES, INC.
(Registrant)

Dated: February 2, 2010	By:	/S/ JAMES S. D’AGOSTINO, JR.
James S. D’Agostino, Jr.
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement effective December 31, 2009, by and between Encore Bancshares, Inc. and J. Harold Williams.

10.2	Employment Agreement effective December 31, 2009, by and between Encore Bancshares, Inc. and G. Walter Christopherson.